Exhibit 99.2

Zattikka Limited
(A Development Stage Company)

Financial Statements as of and for the periods from June 1, 2009 (Inception) to December 31, 2009, unaudited quarter ended March 31, 2010, and unaudited from June 1, 2009 (Inception) to March 31, 2010 and Independent Auditors’ Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Zattikka Limited.

We have audited the accompanying balance sheet of Zattikka Limited (a development stage company) (the “Company”) as of December 31, 2009 and the related statements of operations, changes in stockholders’ equity and other comprehensive loss, and cash flows for the period from June 1, 2009 (date of inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Zattikka Limited as of December 31, 2009, and the results of its operations and its cash flows for the period from June 1, 2009 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte LLP
London, England
July 2, 2010

ZATTIKKA LIMITED
(A Development Stage Company)

Balance Sheets

ASSETS	March 31, 2010 unaudited	December 31, 2009
	US $	US $

CURRENT ASSETS
Cash and cash equivalents	17,561	226,736
Tax receivables	15,958	37,135
Prepaid expenses and other current assets	14,480	14,877
	47,999	278,748

Intangible assets, net	334,935	411,611
Property and equipment, net	11,467	13,401

TOTAL ASSETS	394,401	703,760

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	151,429	38,460
Contingent consideration	301,440	318,560
Accrued expenses and other creditors	186,377	52,587
Total current liabilities	639,246	409,607

TOTAL LIABILITIES	639,246	409,607
Commitments and contingent liabilities – (Note 12) STOCKHOLDERS’ EQUITY

A Ordinary Shares, £0.01 par value:
Authorized –30,000 shares at March 31, 2010 and at December 31, 2009
Issued and outstanding – 18,000 shares at March 31, 2010 and at December 31, 2009	291	291

B Ordinary Shares, £0.01 par value:
Authorized – 10,000 shares at March 31, 2010 and at December 31, 2009
Issued and outstanding – 10,000 shares at March 31, 2010 and at December 31, 2009	165	165

C Ordinary Shares, £0.01 par value:
Authorized – 60,000 shares at March 31, 2010 and at December 31, 2009
Issued and outstanding – 16,000 shares at March 31, 2010 and at December 31, 2009	264	264

Additional paid in capital	1,178,402	1,178,402
Deficit accumulated during the development stage	(1,410,471)	(868,453)
Accumulated other comprehensive loss	(13,496)	(16,516)
Total Stockholders’ (deficit)/equity	(244,845)	294,153

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	394,401	703,760

See accompanying notes to these financial statements.

ZATTIKKA LIMITED
(A Development Stage Company)

Statements of Operations

	Quarter ended March 31, 2010 unaudited	June 1, 2009 (Inception) to December 31, 2009	Period from June 1, 2009 (Inception) to March 31, 2010 unaudited
	US $	US $	US $

Revenue	10,406	2,989	13,395

Cost of Goods Sold	75,877	68,404	144,281
Research and Development	150,820	209,315	360,135
Sales and Marketing	36,222	62,560	98,782
General and Administrative	289,505	531,391	820,896

Loss from Operations	(542,018)	(868,681)	(1,410,699)

Interest Income	-	228	228

Net Loss Before Income Taxes	(542,018)	(868,453)	(1,410,471)

Income Tax	-	-	-

Net Loss	(542,018)	(868,453)	(1,410,471)

Net loss per Share
A Ordinary Shares (Basic and Diluted)	($12.32)	($28.07)	($40.52)
B Ordinary Shares (Basic and Diluted)	($12.32)	($28.07)	($40.52)
C Ordinary Shares (Basic and Diluted)	($12.32)	($28.07)	($40.52)

See accompanying notes to these financial statements

ZATTIKKA LIMITED
(A Development Stage Company)
Statements of Changes in Stockholders’ Equity and other Comprehensive Loss
	A Ordinary Shares of £0.01		B Ordinary Shares of £0.01		C Ordinary Shares of £0.01		Additional Paid-in Capital Amount	Accumulated Deficit	Accumulated other Comprehensive Loss	Total Stockholders’ (Deficit)/Equity
	Shares	US $	Shares	US $	Shares	US $	US $	US $	US $	US $

Issuance of 1,000 A Ordinary shares of £0.01 at par value on June 1, 2009 (inception) (Redenominated amounts following share split)	1,000	$20							$(6)	$14
Net Loss								$(868,453)		$(868,453)
Currency translation adjustment (Tax effect Nil)									$(16,510)	$(16,510)
Comprehensive loss										(884,963)
Issuance of 17,000 A Ordinary shares of £0.01 at par value (Redenominated amounts following share split)	17,000	$271								$271
Issuance of 2,000 B Ordinary Shares of £0.01 each at par value			2,000	$32						$32
Issuance of 4,000 B Ordinary Shares of £0.01 each at par value			4,000	$67						$67
Issuance of 2,667 B Ordinary Shares of £0.01 each and 14,667 C Ordinary Shares of £0.01 net of issue costs of $58,338			2,667	$44	14,667	$242	$1,014,201			$1,014,487
Issuance of 1,333 B Ordinary Shares of £0.01 each			1,333	$22			$83,168			$83,190
Issuance of 1,333 C Ordinary Shares of £0.01 each					1,333	$22	$81,033			$81,055
BALANCE – December 31, 2009	18,000	$291	10,000	$165	16,000	$264	$1,178,402	$(868,453)	$(16,516)	$294,153
Net Loss Currency translation adjustment (Tax effect Nil)								$(542,018)		$(542,018)
Currency translation adjustment (Tax effect Nil)									$3,020	$3,020
Comprehensive loss										$(542,018)
BALANCE – March 31, 2010 (unaudited)	18,000	$291	10,000	$165	16,000	$264	$1,178,402	$(1,410,471)	$(13,496)	$(244,845)

See accompanying notes to these financial statements

ZATTIKKA LIMITED
(A Development Stage Company)

Statements of Cash flows

	Quarter ended March 31, 2010 unaudited	June 1, 2009 (Inception) to December 31, 2009	Period from June 1, 2009 (Inception ) to March 31, 2010 unaudited
	US $	US $	US $

CASH FLOWS USED IN OPERATING ACTIVITIES
Net Loss	(542,018)	(868,453)	(1,410,471)

Adjustments to reconcile net loss from operations to cash used in operating activities
Depreciation	1,257	2,010	3,267
Amortization	56,520	68,076	124,596
Changes in operating assets and liabilities
- Tax receivables	19,871	(38,171)	(18,300)
- Prepaid expenses and other current assets	(418)	(14,901)	(15,319)
- Accounts payable	119,177	39,532	158,709
- Accrued expenses and other creditors	141,532	62,940	204,472
Net cash used in operating activities	(204,079)	(748,967)	(953,046)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of intangible fixed assets	-	(159,282)	(159,282)
Purchase of property and equipment	-	(15,357)	(15,357)
Net cash used in investing activities	-	(174,639)	(174,639)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of shares net of issuance costs of $58,388	-	1,178,732	1,178,732
Net cash provided by financing activities	-	1,178,732	1,178,732

EFFECT OF EXCHANGE RATES ON CASH AND CASH
EQUIVALENTS	(5,096)	(28,392)	(33,488)

NET (DECREASE)/ INCREASE IN CASH AND CASH EQUIVALENTS	(209,175)	226,736	17,561

CASH AND CASH EQUIVALENTS
At beginning of period	226,736	-	-

At end of period	17,561	226,736	17,561

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Contingent consideration payable in respect of acquired intangibles	-	318,560	318,560
Interest received	-	228	228

See accompanying notes to these financial statements.

ZATTIKKA LIMITED
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1.    ORGANIZATION AND OPERATION OF THE COMPANY

Zattikka Limited (“the Company” or “Zattikka”) was incorporated in September 2007 and commenced operations on June 1, 2009.

The Company is a blend of videogame, internet platform/distribution and internet/mobile gaming talent targeting fast track growth via acquisition of development talent and creation of IP.  It is headquartered in London, United Kingdom.

The Company is devoting substantially all of its efforts to establishing a new business but has not generated significant revenue and is deemed to be a development stage company. This period has been primarily focused on building the team and the core asset and technology base from which to develop monetisable products.

On June 24, 2010, the Company transacted a share exchange with Zattikka Holdings Ltd (“ZHL”) on a one-for-one basis. On June 30, 2010 ZHL completed the acquisition of Expedite 5 Inc (“Expedite”) through a share exchange of  100% of the share capital of ZHL for a fixed percentage of the share capital of Expedite. This transaction will result in the former shareholders of the Company controlling the majority of the shares of Expedite. This transaction will be considered to be a capital transaction in substance, rather than a business combination. That is, the transaction is equivalent to the issuance of stock by the private company, namely ZHL, for the net monetary assets of a shell corporation, namely Expedite, accompanied by a recapitalization. The accounting is identical to that of a reverse acquisition, except that no goodwill or other intangibles should be recorded. As such, ZHL is considered the acquirer for accounting purposes and Expedite is treated as the acquiree for accounting purposes, each notwithstanding the legal form of the acquisition.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The audited financial statements and accompanying notes are prepared on an accrual basis in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  The financial statements relate to Zattikka Limited which has no subsidiaries and no holding company.

The unaudited March 31, 2010 interim financial statements have been prepared in accordance with Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC" or "Commission"). The interim financial statements should be read in conjunction with the financial statements for the period from June 1, 2009 (inception) to December 31, 2009. Certain information and footnotes disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted from the interim statements. However, these interim statements include all adjustments, which are, in the opinion of management necessary to fairly state the results of the interim period.  Interim results are not necessarily indicative of the results expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. The Company evaluates these estimates and judgments on an ongoing basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for the making of judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Cash and cash equivalents consist of funds held in checking accounts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents.  We restrict our investments in cash and cash equivalents to financial institutions with high credit standing.  We periodically perform credit evaluations of our customers.  We do not believe we are subject to concentrations of credit risk with respect to such receivables.

Revenue Recognition

Revenue to date has consisted of advertising revenue within online games and on the Company websites, and sales of software applications for mobile devices. Revenue is recognized when a) persuasive evidence of an arrangement exists b) delivery has occurred c) fee is fixed or determinable and d) collectability is probable.

The Company recognizes revenue for advertising revenue after the advertising display has been completed. The Company recognizes revenue for software application sales when the title transfers and risk of loss has passed to the customer, which is upon download of product by the customer. However, the Company does not recognize revenue until any right of return has expired or it can reasonably estimate the likely level of returns.

Sales Taxes

The Company acts as an agent for some state and local governments and collects from customers certain excise taxes levied by those state or local governments on our customers. The Company's policy is to present these taxes on a net basis. The Company does not recognize these taxes as revenues or expenses.

Property and Equipment

Property and equipment are stated at cost. When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operating expenses.  Depreciation is computed over the estimated useful lives of the assets, as set out below:

Computer equipment                                                        -       3 years straight-line

Intangible Assets

On September 18, 2009, the Company acquired the intangible assets of gimme5games.com (“g5g”) (see Note 3). The intangible assets were recorded at the fair value of consideration paid less accumulated amortization.  Amortization of acquired domain names, game catalogues and the tools and technology acquired are computed using the straight-line method over two years.

Impairment of Assets

The Company periodically evaluates whether events and circumstances have occurred that indicate the carrying value of assets may not be recoverable. When factors indicate that assets should be evaluated for impairment, the Company uses an estimate of the related operation’s undiscounted cash flows over the remaining life of the assets as compared to the carrying value of the assets to determine whether an impairment exists. Management did not record any impairment charges in the period ended March 31, 2010, inception to date March 31, 2010 and the period from June 1, 2009 (inception) to December 31, 2009.

Foreign Currency Translation and Transactions

The functional currency of the Company is the British Pound. For the purposes of translating the financial statements into US dollars, the reporting currency, assets and liabilities are translated into US dollars at the rate of exchange existing at the balance sheet date and income statement amounts are translated at the average exchange rates for the period. Foreign currency translation adjustments are accumulated as a component of accumulated other comprehensive income (loss) as a separate component of stockholders’ equity (deficit) in the accompanying balance sheet. Foreign currency transaction gains and (losses) are included in the statement of operations.  These amounted to $nil in the quarter end March 31, 2010, inception to date to March 31, 2010 and in the period ended December 31,2009.

Comprehensive Loss

As defined by ASC 220, Comprehensive Income, comprehensive loss includes all changes in equity during a period from non-owner sources, including foreign currency translation gains and losses arising from the translation of functional currency financial statements.

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Net deferred tax assets are recorded to the extent these assets will more likely than not be realized. In making such determination, all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations is considered.

The Company has provided a full valuation allowance against its recorded deferred tax assets as of December 31, 2009 and March 31, 2010 as it is more likely than not that the Company will not be able to realize these assets. In the event that the Company would be able to realize the deferred income tax assets in the future in excess of their net recorded amount, it will make an adjustment to the valuation allowance which would reduce the provision for income taxes.

We recognize tax liabilities in accordance with ASC Topic 740 and we adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available.  The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying statement of operations. Accrued interest and penalties are included within the related tax liability line in the balance sheet.

Research and Development Expense

Research and development costs are expensed as incurred. This expense comprises direct salary and subcontracted costs of developing new games and software.

Loss per Share

Basic loss per share is computed by dividing loss by the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as unvested restricted stock, convertible preferred stock, stock options and warrants, which would result in the issuance of incremental shares of common stock. In computing the basic and diluted net loss per share allocable to common stockholders, the weighted average number of shares remains the same for both calculations due to the fact that the Company does not have any securities outstanding aside from common stock. If such securities had existed, the Company would have excluded such securities as when a net loss exists, dilutive shares are not included in the calculation.

Segment Information

The chief operating decision maker receives information relating to one reportable segment operating within the United Kingdom.

Recent Accounting Pronouncements

The Company adopted ASC 105-10, Generally Accepted Accounting Principles – Overall. ASC 105-10 establishes the Financial Accounting Standards Board “FASB” Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In May 2009, the Company adopted, ASC 855, Subsequent Events. ASC 855 stipulates the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date including a requirement to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. ASC 855 was effective for interim and annual periods ending after June 15, 2009 and has been adopted.

In October 2009, the FASB issued new revenue recognition standards for arrangements with multiple deliverables, where certain of those deliverables are non-software related. The new standards permit entities to initially use management’s best estimate of selling price to value individual deliverables when those deliverables do not have vendor-specific objective evidence (VSOE) of fair value or when third-party evidence is not available. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. These new standards are effective for annual periods ending after June 15, 2010; however, early adoption is permitted. The Company is currently evaluating the impact and potential timing of the adoption of these new standards on its financial position, results of operations and cash flows

3.    ACQUISITION

On September 18, 2009, the Company acquired the assets of gimme5games.com.  This acquisition has been treated as an asset purchase in accordance with ASC 350 Intangibles—Goodwill and Other.  The Company acquired a catalogue of 60 flash browser games, and licences for a further 40. It also acquired various software tools and technologies and a number of web domain names.

The Company has included these assets at fair value on the date of acquisition, which is based on the fair value of consideration.  The total consideration for the acquisition consisted of $159,282 cash plus contingent consideration of up to $318,560 dependent on a set of traffic targets on gimme5games.com in the 15-month period following the acquisition. Management has considered that the fair value of the contingent consideration is $318,560 based on their estimation of future traffic using an income approach method and has recorded the liability as its net present value in accrued liabilities in the accompanying balance sheet. This liability has been classified as level 3 due to the significant unobservable estimation of future traffic. Changes in the fair value balance between December 31, 2009 and March 31, 2010 are due to foreign exchange translation only.

4.    TAX RECEIVABLES

	March 31, 2010 (unaudited)	December 31, 2009

UK sales taxes recoverable	$15,958	$37,135

5.    PREPAID EXPENSES AND OTHER CURRENT ASSETS

	March 31, 2010 (unaudited)	December 31, 2009

Rent deposit	$13,716	$14,495
Related party	362	382
Other	402	-

	$14,480	$14,877

At March 31, 2010 $362 (December 31, 2009 $382) was outstanding from employees in respect of settlement for shares issued at par value prior to September 2009.

6.    INTANGIBLE ASSETS

Intangible assets are summarized as follows:

	As of March 31, 2010 (unaudited)
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Finite lived intangible assets Intellectual property	$459,531	$(124,596)	$334,935

Total	$459,531	$(124,596)	$334,935

	As of December 31, 2009
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Finite lived intangible assets Intellectual property	$479,687	$(68,076)	$411,611

Total	$479,687	$(68,076)	$411,611

The Finite lived intellectual property intangible assets relate to the games and licenses acquired from gimme5games.com as outlined in note 3.Annual amortization is straight-lined over the two years useful economic life of these assets.

Nine-months ended December 31, 2010	$172,252
Year ended December 31, 2011	$162,683
$334,935

7.    PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	March 31, 2010 (unaudited)	December 31, 2009

Computer equipment, at cost	$14,733	$15,411
Less accumulated depreciation	(3,267)	(2,010)

Property and equipment, net	$11,467	$13,401

The depreciation charge amounted to $1,257 for the quarter ended March 31 2010, and $2,010 for the period from June 1, 2009 (Inception) to December 31, 2009.  For the period from June 1, 2009 (Inception) through March 31, 2010 was $3,267.

8.    ACCRUED EXPENSES AND OTHER CREDITORS

Accrued expenses and other creditors consist of the following:

	March 31, 2010 (unaudited)	December 31, 2009

Other accrued expenses	$87,818	$52,587
Accrued compensation and benefits	98,559	-

	$186,377	$52,587

Other accrued expenses include a related party transaction at March 31, 2010 whereby the Company owed a director $37,680 (December 31, 2009: $nil).

Contingent consideration of $301,440 and $318,560 as of March 31, 2010 and December 31, 2009 arises from the acquisition of the assets of gimme5games (see note 3), and is payable to three individuals who have since become employees. Payment of this deferred consideration is not dependent upon these individuals remaining as employees.

9.    INCOME TAXES

	March 31, 2010	December 31, 2009
	US$ (unaudited)	US$

Domestic	$(542,081)	$(868,453)
Loss before provision for income taxes and minority interest	$(542,018)	$(868,453)

Provision for income taxes
Domestic	-	-

The difference between the statutory tax rate and the effective rate tax, expressed as a percentage of loss before provision for income taxes for the periods ended March 31, 2010 and December 31, 2009 was as follows:

	March 31, 2010 (unaudited)	December 31, 2009

Benefit arising on domestic statutory rate	(21.0%)	(21.0%)

Effect of graduated tax rate	2.3%	2.3%

Valuation allowance	18.7%	18.7%
Effective tax rate	0.0%	0.0%

The Company operates in the UK which for the periods being reported on has a graduated tax rate.  The Company is utilizing a 21% statutory tax rate in the above effective tax rate reconciliation. The Company has estimated there will be no liability to pay income taxes on its losses for the periods ended March 31, 2010 and December 31, 2009 whether those arise from trading or from movements on accumulated translation adjustments.   The Company has not recognized in its financial statements the tax benefit generated by losses as the Company’s history of losses provides substantive negative evidence that it is not more likely than not to benefit from these losses in the future.  Accordingly, the net deferred tax assets have been duly offset by the valuation allowance.

The following is a summary of the significant components of the Company’s net deferred tax assets:

	March 31, 2010 (unaudited)	December 31, 2009

Deferred tax assets/(liabilities):
Net operating loss carry forwards	$312,041	$185,664

Fixed assets and other	(2,117)	(2,381)

Total deferred tax assets	309,924	183,283
Valuation allowance	(309,924)	(183,283)

Net deferred tax assets	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.

As of March 31, 2010, the Company has UK Net Operating Loss (“NOL“) carry-forwards of approximately $1,410,471 (December 31, 2009 – $868,453) which have no expiration date.  The NOL’s are not subject to reduction provided the Company continues in the same line of business. All the losses arise from continuing operations.   The Company is not subject to examination by UK tax authorities for years prior to 2009. The Company does not have any unrecognized tax benefits and does not believe it is reasonably possible that this will increase or decrease during 2010.

10.  STOCKHOLDERS’ EQUITY

On June 1, 2009 the Company issued 1,000 Ordinary Shares and on June 9, 2009 a further 17,000 ordinary shares were issued. On the June 29, 2009 the Company entered into a capital reconstruction. The original authorized 1,000 Ordinary shares of £1 were converted and subdivided into 30,000 A Ordinary shares of £0.01, 10,000 B Ordinary shares of £0.01 and 60,000 C Ordinary shares of £0.01.  Also on this date the 180 £1 Ordinary shares in issue were converted into 18,000 A Ordinary shares £0.01.

Subsequent to this transaction on July 13,2009 2,000 B Ordinary shares of £0.01 were issued at par and on August 10 2009, a further 4,000 B Ordinary shares were issued at par. On September 18, 2009 2,667 B ordinary shares of £0.01 and 14,667 C Ordinary shares of £0.01 were issued at a premium of £37.49 per share. On December 4, 2009 a further 1,333 B Ordinary shares were issued at a premium of £37.49 per share and finally on December 18, 2009 a further 1,333 C Ordinary shares were issued at a premium of £37.49 per share. These transactions are summarized in the table below.

Date of Issuance	Number of shares issued*	Subscription Cash Proceeds
Inception (June 1, 2009)	1,000	$20
June 9, 2009	17,000	$271
July 13, 2009	2,000	$32
August 10, 2009	4,000	$67
September 18, 2009	17,334	$1,072,435
December 4, 2009	1,333	$83,190
December 18, 2009	1,333	$81,055
Total	44,000	$1,237,070

* After adjustment for share split of 100:1 on June 29,2009

The rights and preferences of the outstanding A Ordinary, B Ordinary, and C Ordinary shares are set out in the Company’s Amended and Restated Articles of Incorporation (the “Articles”) dated June 29, 2009 and are given in summary only below, all in all other matters including voting rights and rights to dividends all the classes of shares rank parri pasu.

Liquidation Preference—Upon a liquidation, dissolution or winding up of the Company, or in the event of a sale (in one or a series of transactions), the assets of the Company available for distribution among the shareholders shall be applied, in priority to any payment or distribution to the holders of any other class of shares, in paying to the shareholders, in the following order of priority:

a.
Firstly, to all shareholders on a pro-rata basis, an amount per share up to five times the C Ordinary subscription price such payment to be distributed to all of the shareholders in proportion to the number of shares held by them respectively; and

b.
Thereafter 25% of the balance (if any) shall be distributed to the A Ordinary shareholders in proportion to the number of A Ordinary shares held by them respectively and 75% of the balance (if any) shall be distributed to all of the shareholders pro-rata in proportion to the number of shares held by them respectively, provided that should such distribution result in the C Ordinary shareholders receiving less than an amount equal to the C Ordinary subscription price then the Company shall distribute to the C Ordinary shareholders, first an amount up to or equal to the C Ordinary subscription price pro-rata in proportion to the number of C Ordinary shares held by them in priority to any payment or distribution to the holders of any other class of shares, and thereafter distribute the balance (if any) to the A Ordinary shareholders and the B Ordinary shareholders pro-rata in proportion to the number of shares held by them.

11.  RELATED PARTY TRANSACTIONS

Per note 5, at March 31, 2010 $362 (December 31, 2009: $382) was outstanding from employees in respect of settlement for shares issued at par value prior to September 2009.

At March 31, 2010 contingent consideration of $301,440 (December 31, 2009: $318,560) was provided for, arising from the acquisition of the assets of gimme5games.  This amount is payable to three individuals who have since become employees.  This balance is shown separately as deferred consideration within Note 8.

Per note 8, at March 31, 2010, a loan of $37,680 (December 31, 2009: nil) was repayable to Tim Chaney.  This is shown within other creditors, and was repaid on May 10, 2010.

There were no other related party transactions during any of the periods presented.

12.  COMMITMENTS AND CONTINGENCIES

Operating Leases - On June 9, 2009, the Company entered into a lease for office space. The lease initially ran for nine months from July 1, 2009 up to March 31, 2010. The lease was subsequently renewed in January 2010 and will expire on September 30, 2010.

Included below is the amount payable under this lease up until termination.

The total future minimum lease payments for all facilities within the Group are as follows:

	March 31, 2010 (unaudited)	December 31, 2009

Payable within 12 months	$59,850	$27,519
Payable between 12 months and 24 months	-	-

	$59,850	$27,519

Total annual rental expense under operating leases for the quarter ended March 31 2010 amounted to $27,519 and for the period from June 1, 2009 (Inception) to December 31, 2009 was $47,152 and $73,671 inception to date.

Contingencies – The Company records an estimated liability for contingencies where the outcome is considered to be probable and can be reasonably estimated.

13.  NET LOSS PER SHARE

The following table summarizes the computations of basic earnings per share (“Basic EPS”) and diluted earnings per share (“Diluted EPS”). Basic EPS is computed as net income divided by the weighted average number of A Ordinary, B Ordinary and C Ordinary shares issued in the period. Diluted EPS reflects the potential dilution that could occur from A Ordinary, B Ordinary and C Ordinary shares issuable through stock based compensation plans, stock options, restricted stock, restricted stock units, warrants and other convertible securities using the treasury stock method.

At the period ends there were no entitlements in issue that would result in a dilution.

	Quarter ended March 31, 2010 (unaudited)	June 1, 2009 (Inception) to December 31, 2009	June 1,2009 (Inception) to March 2010(unaudited)
	US$	US$	US$
Net Loss	$(542,018)	$(868,453)	(1,410,471)

Shares Used to compute net loss per share
Weighted-average Ordinary shares issued – basic
A Ordinary Shares (Basic)	18,000	18,000	18,000
B Ordinary Shares (Basic)	10,000	5,735	6,998
C Ordinary Shares (Basic)	16,000	7,209	9,811
Weighted-average ordinary shares issued – basic	44,000	30,944	34,809
Dilutive potential shares	-	-	-
Weighted -average Ordinary shares issued – diluted	44,000	30,944	34809
Net Loss per share
Basic and diluted
A Ordinary	$(12.32)	$(28.07)	$(40.52)
B Ordinary	$(12.32)	$(28.07)	$(40.52)
C Ordinary	$(12.32)	$(28.07)	$(40.52)

14.  SUBSEQUENT EVENTS

We have evaluated subsequent events for potential recognition and disclosure in our financial statements issued through July 2, 2010.

On June 24, 2010 a share exchange between Zattikka Limited and Zattikka Holdings Ltd took place as detailed in Note 1.

On June 30, 2010 the acquisition of Expedite 5 by Zattikka Holdings Ltd referred to in Note 1 was consummated.